Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80995 of R.R. Donnelley & Sons Company on Form S-8 of our report dated June 14, 2013, appearing in this Annual report on Form 11-K of the R.R. Donnelley Savings Plan, for the year ended December 31, 2012.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois

June 14, 2013